Exhibit 10.24.0

REGISTRATION RIGHTS AND STOCKHOLDERS’ AGREEMENT

This REGISTRATION RIGHTS AND STOCKHOLDERS’ AGREEMENT (this “Agreement”) is dated as of             , 2010, and is entered into by and among GrafTech International Ltd., a Delaware corporation (formerly GrafTech Holdings Inc., the “Company”), Seadrift Coke, LLC, a Delaware limited liability company (the “SD General Partner”), The Rebecca and Nathan Milikowsky Family Foundation, a charitable trust (the “Nathan Foundation”), Daniel and Sharon Milikowsky Family Foundation, Inc., a charitable trust (the “Daniel Foundation”), NMCG Holdings, LLC, a Delaware limited liability company (“NMCG”), NMSD LLC, a Delaware limited liability company (“NMSD” and, together with the SD General Partner, the Nathan Foundation, the Daniel Foundation and NMCG, the “Principal Holders”), Nathan Milikowsky (“NM”), Daniel Milikowsky (“DM”), and each of the other stockholders listed on Schedule A and the signature pages hereof (together with NM and DM, the “Additional Holders,” and together with the Principal Holders, the “Holders”).

WITNESSETH:

WHEREAS, pursuant to (i) the Agreement and Plan of Merger, dated as of April 28, 2010 (as amended from time to time, the “Seadrift Merger Agreement”), by and among, GrafTech International Ltd., a Delaware corporation (“GrafTech”), the Company, a wholly owned subsidiary of GrafTech, GrafTech Delaware I Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GrafTech Merger Sub”), GrafTech Delaware II Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GrafTech Seadrift Merger Sub”), Seadrift Coke L.P., a Delaware limited partnership (“Seadrift”), and certain partners of Seadrift, and (ii) the Agreement and Plan of Merger, dated as of April 28, 2010 (as amended from time to time, the “CG Merger Agreement”), by and among the GrafTech, the Company, GrafTech Merger Sub, GrafTech Delaware III Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“GrafTech CG Merger Sub”), C/G Electrodes, LLC, a Delaware limited liability company (“CG”), and certain members of CG, the Holders will receive the Shares (as defined below) as part of the consideration for each Merger (as defined below) thereunder; and

WHEREAS, the Shares will be issued by the Company in private placements exempt from registration under the Securities Act (as defined below) and applicable state securities Laws;

WHEREAS, the Company wishes to provide for restrictions on transfer of the Shares and rights with respect to nomination of a director of the Company, on the terms and subject to the conditions set forth herein;

WHEREAS, the Company desires to provide to the Holders rights to registration under the Securities Act of the Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1. Definitions

1.1 Defined Terms. As used herein, the following terms shall have the following meanings:

“Additional Holder” has the meaning set forth in the title.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with, directly or indirectly, such Person, and, if such Person is a natural person, includes any member of such Person’s immediate family, or, if such Person is an entity, includes (a) any trustee, general partner, manager, director or executive officer of, or any Person performing similar functions for, such entity and (b) any Person with the power directly or indirectly to vote or direct the voting of more than 50% of the voting shares in such entity, to elect or appoint a majority of the trustees, directors, general partners or managers of such entity or to otherwise manage or direct the management of the business and affairs of such entity, whether by reason of ownership of securities, contractual rights or otherwise; provided, however, that the Holders, the Nominators and Board Nominee, on the one hand, and the Company and its Subsidiaries, on the other hand, shall be not deemed to be an “Affiliate” of each other for purposes of this Agreement.

“Agreement” has the meaning set forth in the title.

“Bankruptcy” of a Person means:

(a) the filing by such Person of a petition commencing a voluntary Proceeding under any applicable bankruptcy, insolvency or similar Law;

(b) the entry against such Person of an order for relief under any applicable bankruptcy, insolvency or similar Law, if such order shall not have been vacated or stayed within ninety (90) days after such entry;

(c) the written admission by such Person of its inability to pay its debts as they mature or the assignment by such Person of all or substantially of its assets for the benefit of creditors; or

(d) the appointment of a trustee, receiver or similar representative to manage or wind up the affairs, or manage or liquidate all or substantially all of the assets, of such Person.

A Person shall be deemed the “Beneficial Owner” of any securities which such Person or any of such Person’s “affiliates” or “associates” within the meaning of Rule 12b-2 under the Exchange Act is deemed to “beneficially” own, directly or indirectly, within the meaning of Rule 13d-3 under the Exchange Act or any securities which such Person or any of such Person’s “affiliates” or “associates,” directly or indirectly, has the right or obligation to acquire (whether or not such right is revocable, or conditional, or exercisable immediately or only after the occurrence of a default or triggering event, the passage of time or the giving of notice, or both, or otherwise) pursuant to any Contract, arrangement or understanding, whether or not in writing, and whether or not upon the exercise of conversion rights, exchange rights, purchase rights, warrants or options, or otherwise (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities and customary agreements with or among initial purchasers with respect to a bona fide institutional private offering of securities).

“Board” means the Board of Directors of the Company.

“Board Nominee” has the meaning set forth in Section 4.1(a).

“CG” has the meaning set forth in the recitals.

“CG Class A Holder” means a Holder designated as a “CG Class A Holder” on Schedule B to this Agreement.

“CG Class A/B Shelf Registration Statement” has the meaning set forth in Section 3.1(c).

“CG Class B Holder” means a Holder designated as a “CG Class B Holder” on Schedule B to this Agreement.

“CG Merger Agreement” has the meaning set forth in the recitals.

A “Change in Control” shall be deemed to occur if any of the following events or circumstances shall occur:

(a) any “person” or “group” (for purposes of this definition, within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (for purposes of this definition, within the meaning of the last sentence of this definition) of more than 35% of the then outstanding common stock or more than 35% of the then outstanding voting securities of the Company;

(b) any “person” or “group” acquires by proxy or otherwise the right to vote on any matter or question with respect to more than 35% of the then outstanding common stock or more than 35% of the combined voting power of the then outstanding voting securities of the Company;

(c) the stockholders of the Company approve a plan of dissolution or complete or substantially complete liquidation of the Company or the Board approves such a plan (other than in connection with a Non-Organic Change); or

(d) any consummation of:

(i) a reorganization, restructuring, recapitalization, reincorporation, merger or consolidation of the Company (a “Business Combination”) unless, following such Business Combination, (A) all or substantially all of the “persons” or “groups” who were the “beneficial owners” of the common stock and the voting securities of the Company outstanding immediately prior to such Business Combination “beneficially own,” directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the Person resulting from such Business Combination outstanding after such Business Combination (including a Person, which as a result of such Business Combination, owns the Company or all or substantially all of the assets of the Company) in substantially the same proportions as their ownership immediately prior to such Business

Combination of the then outstanding common stock and the combined voting power of the then outstanding voting securities of the Company, respectively, (B) no “person” or “group” (excluding (x) any Person resulting from such Business Combination and (y) any employee benefit plan (or related trust) of the Company or any Person resulting from such Business Combination) “beneficially owns” more than 50% of the common equity securities or more than 50% of the combined voting power of the voting securities of the Person resulting from such Business Combination outstanding after such Business Combination, except to the extent that such “beneficial ownership” existed prior to such Business Combination with respect to the then outstanding common stock and the then outstanding voting securities of the Company, and (C) at least a majority of the members of the board of directors (or similar governing body) of the Person resulting from such Business Combination were members of the Board at the earliest of the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination or at the time of action of the stockholders of the Company approving such Business Combination ((A) – (C), a “Non-Organic Change”); or

(ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction (x) in the ordinary course of business or (y) in connection with any credit facility, issuance of bonds, debentures, notes or other debt securities or any other financing or credit or credit enhancement transaction, but including any foreclosure sale).

Notwithstanding anything contained in the preceding sentence to the contrary, a “Change in Control” shall not be deemed to occur by reason of the consummation of the transactions which take place as provided in the Seadrift Merger Agreement or the CG Merger Agreement in conjunction with a Closing thereunder. For purposes of this paragraph, references to “beneficial owner” and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters (including when acting as initial purchasers in a private offering) solely for purposes of a distribution or offering shall not be deemed to be “beneficial ownership”) and references to the Exchange Act or Rules thereunder mean the Exchange Act and those Rules in effect on January 1, 2010.

“Claim” means a complaint, allegation, charge, petition, appeal, demand, notice, filing or claim of any kind that commences, alleges a basis to commence or threatens to commence any Proceeding by or before any Governmental Entity or Judicial Authority or that asserts, alleges a basis to assert or threatens to assert any right, breach, default, violation, noncompliance, termination, cancellation or other action or omission that could reasonably be expected to result in a Liability.

“Closing” means a Closing as defined in the Seadrift Merger Agreement or the CG Merger Agreement, as applicable.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.01 par value per share, of the Company or any common equity security into which such common stock may be converted or reclassified or that may be issued in respect of, or in exchange for, or in substitution of, such common stock in connection with any redomestication, holding company formation, reclassification or similar transaction involving the Company.

“Company” has the meaning set forth in the title and shall include successors, except with respect to any provision hereof that shall have terminated or be no longer binding on the Company pursuant to the express terms hereof.

“Company Default Event” means the Company’s failure to comply with Section 4.1 in any material respect.

“Company Indemnified Parties” has the meaning set forth in Section 3.6(b).

“Contract” means a written or oral contract, agreement, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, purchase or sale order, or other commitment, obligation or instrument of any kind that is legally binding or enforceable under applicable Law.

“D&O Shelf Registration” has the meaning set forth in Section 3.1.

“Daniel Foundation” has the meaning set forth in the title.

“Demand” has the meaning set forth in Section 3.2(a).

“Demand Notice” has the meaning set forth in Section 3.2(a).

“DM” has the meaning set forth in the title.

“DM Group” has the meaning set forth in Section 2.4(b)(ii). For purposes of Section 2.4(b), to the extent the DM Group and the NM Group have common Related Parties, ownership of Shares among such common Related Parties will be allocated proportionately among the DM Group and NM Group based on the relative aggregate number of Shares otherwise owned by the DM Group and NM Group, respectively. The Company will agree to any adjustments to such allocations reasonably requested by DM and NM.

“Effective Time” has the meaning set forth in the Seadrift Merger Agreement or the CG Merger Agreement, as the case may require.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder), except as otherwise provided in the definition of Change in Control.

“Extraordinary Transaction” means, with respect to a Person, (a) any direct or indirect acquisition, by purchase, tender offer, exchange offer or otherwise, of (i) any equity, debt or voting securities or direct or indirect rights (including options, warrants, rights and convertible or exchangeable securities) to acquire any equity, debt or voting securities of such Person or any successor to or controlling Affiliate of such Person, or any Beneficial Ownership in any of the foregoing, (ii) any material assets of such Person or any such successor or controlling Affiliate or

(iii) any loans to or beneficial ownership interest (as a participant or otherwise) in any loan, credit facility or other debt of such Person or any such successor or controlling Affiliate or (b) any liquidation, dissolution, reorganization, restructuring, recapitalization, reincorporation, merger, consolidation, business combination, or sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of a material portion of the assets of such Person or any such successor or controlling Affiliate.

“Governmental Entity” means any domestic (including federal, state or local) or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body, commission or other governmental authority or agency.

“GrafTech” has the meaning set forth in the recitals.

“GrafTech CG Merger Sub” has the meaning set forth in the recitals.

“GrafTech Merger Sub” has the meaning set forth in the recitals.

“GrafTech Seadrift Merger Sub” has the meaning set forth in the recitals.

“Holder” means, initially, a Principal Holder or an Additional Holder and, at any time thereafter, a Principal Holder, an Additional Holder or any other Person who at such time shall have become a Holder as provided in Section 2.2, but excluding any of a Principal Holder, an Additional Holder or any such other Person who, at such time, shall have ceased to be a Holder as provided in Section 2.1.

“Indemnified Party” means a Company Indemnified Party or a Seller Indemnified Party, as the case may require.

“Information” of a Person means all information (whether in written, electronic, oral or other form and including trade secrets and non-public, confidential or proprietary information), including information relating to technology, intellectual property, financing sources, business opportunities, contact information, ideas, developments, strategies and plans, developed or acquired by or for such Person and all files, books, records, notes, compilations, analyses, forecasts, studies, reports and other documents (whether in written or electronic form) prepared by or for any other Person, to the extent they contain or reflect any of such information. “Information” of a Person includes any of such information which may be obtained through visual inspection of properties or through meetings. “Information” of a Person does not, however, include that received or held by another Person which (i) is at the time of receipt by such other Person or becomes after such time publicly available or in the public domain, other than as a result of a disclosure by such other Person which constitutes a breach of this Agreement, (ii) is at the time of receipt by such other Person or becomes after such time known by such other Person on a non-confidential basis from a source (other than such Person or any of its Representatives) which, to such Person’s knowledge, is not prohibited from disclosing such information to such other Person by a contractual, statutory, fiduciary or other obligation or (iii) was or is developed by such other Person independent of any information furnished by or for such Person or any of its Representatives.

“Judicial Authority” means a court, arbitrator, special master, receiver, tribunal or similar body of any kind.

“Law” means a treaty, code, statute, law (including common law), rule, regulation or ordinance of any kind of any Governmental Entity.

“Liability” means a liability, duty, responsibility, obligation, assessment, cost, expense, expenditure, charge, fee, penalty, fine, contribution, premium or obligation of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“Lock-Up Period” means the period commencing at the Effective Time under the Seadrift Merger Agreement and ending on the second anniversary thereof.

“Majority Holders” has the meaning set forth in Section 3.2(a).

“Maximum Number of Shares” has the meaning set forth in Section 3.2(b).

“Merger” has the meaning set forth in the Seadrift Merger Agreement or the CG Merger Agreement, as the case may require.

“Nathan Foundation” has the meaning set forth in the title.

“NM” has the meaning set forth in the title.

“NMCG” has the meaning set forth in the title.

“NMSD” has the meaning set forth in the title.

“NM Group” has the meaning set forth in Section 2.4(b)(i). For purposes of Section 2.4(b), to the extent the NM Group and the DM Group have common Related Parties, ownership of Shares among such common Related Parties will be allocated proportionately among the NM Group and DM Group based on the relative aggregate number of Shares otherwise owned by the NM Group and DM Group, respectively. The Company will agree to any adjustments to such allocations reasonably requested by NM and DM.

“Nominators” means the Holders of a majority of the Shares then held by the Principal Holders, NM and DM, and their Related Parties.

“Order” means a judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind of any Governmental Entity or Judicial Authority.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture or other entity.

“Piggy-Back Shares” has the meaning set forth in Section 3.3(a).

“Principal Holders” has the meaning set forth in the title.

“Proceeding” means an action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind involving any Governmental Entity, any Judicial Authority or any other Person.

“Pro Rata” means, as to a particular Holder or other Person, the number of Shares (or other shares of Common Stock, as applicable) that each such Holder or other Person has requested be included in a registration (regardless of the number of Shares (or other shares of Common Stock, as applicable) held by each such Holder or other Person) in relation to the total number of Shares (or other shares of Common Stock, as applicable) that all Holders or other Persons have requested be included in such registration (regardless of the number of Shares (or other shares of Common Stock, as applicable) held by all such Holders or other Persons).

“Public Offering” means the offer and sale of shares of Common Stock to the public pursuant to an effective registration statement filed under the Securities Act.

“Registrable Securities” shall mean all Shares and any Common Stock which may be issued or distributed in respect thereof by way of stock dividend, stock split or other distribution, recapitalization or reclassification; provided, however, any particular Registrable Security shall cease to be a Registrable Security when (a) a Registration Statement with respect to the sale by the Holders of such Registrable Security shall have become effective under the Securities Act and such Registrable Security shall have been sold in accordance with such Registration Statement, (b) such Registrable Security has been sold by the Holders thereof pursuant to Rule 144 or (c) such Registrable Security shall have ceased to be outstanding.

“Registration Statement” means a registration statement on Form S-1 or any similar long-form registration statement or, if available, a registration statement on Form S-3 or any similar short-form registration statement.

“Related Parties” means (a) with respect to a Holder that is an entity, such Holder’s stockholders and (b) with respect to a Holder that is an individual, (i) such individual’s spouse, descendants, parents, grandparents, brothers and sisters (including those so related by adoption), any trust, guardianship or other fiduciary relationship, limited liability company or partnership established and maintained for the benefit of (but only of) any of them or such individual or any estate resulting upon the death of any of them or such individual, (ii) any corporation, partnership, limited liability company or other business organization controlled by and 95% of the interests in which are owned, directly or indirectly, by any one or more individuals or entities named or described in clause (b)(i) above, and (iii) any organization described in Section 501(c)(3) of the Internal Revenue Code created by and substantially supported by any one or more individuals or entities described in clauses (b)(i) or (ii) above.

“Representatives” of a Person mean controlling persons, trustees, general partners, managers, directors, officers, employees, representatives, advisors, attorneys, consultants, accountants and agents of such Person.

“Restricted Shares” has the meaning set forth in Section 2.5.

“Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time.

“SD General Partner” has the meaning set forth in the title.

“Seadrift” has the meaning set forth in the recitals.

“Seadrift Class A Holder” means a Holder designated as a “Seadrift Class A Holder” on Schedule B to this Agreement.

“Seadrift Class A/B Shelf Registration Statement” has the meaning set forth in Section 3.1(b).

“Seadrift Class B Holder” means a Holder designated as a “Seadrift Class B Holder” on Schedule B to this Agreement.

“Seadrift Merger Agreement” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder).

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of legal counsel (one firm) selected by Majority Holders as provided in Section 3.4(b)(viii).

“Seller Indemnified Parties” has the meaning set forth in Section 3.6(a).

“Shares” means the shares of Common Stock issued pursuant to the Seadrift Merger Agreement or the CG Merger Agreement or any common equity securities into which such Common Stock may be converted or reclassified or that may be issued in respect of, or in exchange for, or in substitution of, such Common Stock pursuant to any redomestication, holding company formation, reclassification or similar transaction involving the Company.

“Significant Stockholder” has the meaning set forth in Section 3.2(d).

“Significant Subsidiary” means a “significant subsidiary” (as defined in Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission).

“Subsidiary” means, with respect to any Person, any other Person which, directly or indirectly, is a controlled Affiliate of such Person.

“Transfer” means, with respect to a Share, assign, transfer, sell, pledge, donate, bequeath, hypothecate, mortgage or otherwise encumber or dispose of such Share by any means, whether voluntary or involuntary and including by merger, by direct or indirect transfer of ownership of an entity that holds such Share, in connection with any Proceeding under any Law relating to bankruptcy, insolvency or the rights of creditors generally, and by operation of Law.

“Underwriter” or “Underwriters” means a securities dealer or dealers who purchases any Common Stock as principal in an underwritten offering and not as part of such dealer or dealers’ market-making activities.

“Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

1.2 Interpretation. Unless otherwise stated in this Agreement:

(a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision;

(b) the words “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”;

(c) the word “written” and the phrase “in writing,” and correlative words and phrases, include e-mail, pdf and facsimile transmissions;

(d) the words “asset” and “property” are synonymous and include owned, leased and licensed real, personal and intangible property of every kind, including contractual rights, tort claims, cash, securities and information;

(e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular and plural forms of a word have correlative meanings;

(f) the word “or” is not exclusive;

(g) the words “will” and “shall” shall be construed to have the same meaning and effect;

(h) references to any Contract or Order mean such Contract or Order as amended and, in the case of any Law, mean such Law as amended, supplemented or modified and any successor Law and, in the case of any Contract, includes any and all side letters, exhibits, annexes, schedules and documents attached or related thereto, incorporated therein or constituting a part thereof;

(i) references to a Section or Schedule mean a Section of or a Schedule to this Agreement;

(j) references to “amendments” of a Contract or other document, and correlative terms, include amendments, modifications, supplements, novations, waivers, releases, discharges and other changes to such Contract or document;

(k) references to a “board of directors” of a Person include the board of directors or other governing body or authority (including a general partner) performing similar functions of such Person; references to an “officer” or “director” of a Person include an officer, director, general partner, executive, manager or trustee of such Person or an individual performing similar functions for such Person; the words “stockholder” and “shareholder” are synonymous; references to the “stockholders” or “shareholders” of a Person include the stockholders, shareholders and other owners of equity interests (including partners and members) of such Person; and references to “shares” of or in a Person include shares and equity interests (including partnership and membership interests) of any kind of or in such Person;

(l) the word “party” refers to a party to this Agreement (including a Person who becomes a Holder in accordance with Section 2.2); and

(m) capitalized terms that are correlative to terms defined in Section 1.1 shall have correlative meanings.

Section 2. Transfers and Voting

2.1 Limitations on Transfer.

(a) Each Holder agrees that, except for Transfers effected (i) in a transaction exempt from registration under the Securities Act under Rule 144 or otherwise or (ii) in a Public Offering, it shall not Transfer or permit the Transfer of any of its Shares to any Person.

(b) In the event of any purported Transfer of any Shares in violation of this Agreement, such purported Transfer shall be void and the Company shall be entitled to take, at the expense and risk of the Transferor Holder and the Transferee Holder, any and all action necessary or appropriate to void or void the effect of such purported Transfer.

(c) Prior to any proposed Transfer of Shares, other than a Transfer pursuant to Rule 144 or in connection with a Public Offering pursuant to Section 3, the Holder shall, if requested by the Company, furnish to the Company an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from registration under the Securities Act and any other applicable foreign securities Laws.

(d) No Transfer of Shares shall release the Transferring Holder from any Liability in respect of the Shares Transferred that arose or was created, accrued or incurred prior to such Transfer. If, after a Transfer of Shares, a Holder ceases to hold any Shares, such Holder shall cease to be a “Holder” hereunder except in respect of any such Liability.

2.2 Transfers to Related Parties.

(a) Subject to Section 2.1(a), 2.1(c) and 2.1(d), each Holder shall be entitled, from time to time and at any time, to Transfer Shares to any of its Related Parties, so long as such Related Party becomes a party to, and agrees to be bound by and to observe and perform the obligations under, this Agreement in respect of the Shares Transferred to the same extent as such Holder pursuant to an instrument reasonably satisfactory to the Company.

(b) Upon a Transfer effected in accordance with this Section 2.2, (i) such Related Party shall be entitled to the same benefits (on a ratable basis) as such Holder had under this Agreement, and shall be deemed to be a “Holder,” in respect of the Shares Transferred and (ii) if such Holder continues to hold any Shares after such Transfer, such Holder shall be entitled to the same benefits and subject to the same obligations (on a ratable basis) as such Holder had under this Agreement prior to such Transfer in respect of the Shares so held.

2.3 Principal Holder Lock-Up and Standstill.

(a) Each of the Principal Holders, NM and DM agrees that, during the Lock-Up Period and thereafter until the expiration of six (6) months after the later to occur of (i) the termination of the right to nominate a director under Section 4 or (ii) the cessation by the Board Nominee of his membership on the Board, without the prior approval of a majority of the members of the Board (other than the Board Nominee):

(i) it will not and will not enter into any Contract to, and will not permit any of its controlled Affiliates or Related Parties to or to enter into any Contract to, offer to purchase or sell, purchase or sell, grant or acquire any option, right or warrant to purchase or sell, borrow or lend, pledge or hypothecate, or otherwise acquire or Transfer, directly or indirectly, any of the Shares, any other shares of Common Stock or any other securities of the Company (including securities convertible into or exercisable or exchangeable for shares of Common Stock or options, warrants or rights to acquire any shares of Common Stock);

(ii) it will not enter into, and will not permit any of its controlled Affiliates or Related Parties to enter into, any economic or voting derivative, swap or other arrangement, transaction or Contract (A) that transfers to or acquires from any other Person, in whole or in part, any of the voting rights or economic consequences of ownership of any of the Shares, any other shares of Common Stock or any other securities of the Company (including securities convertible into or exercisable or exchangeable for shares of Common Stock or options, warrants or rights to acquire any shares of Common Stock) or (B) the value of which is measured or determined, in whole or in part, by or with respect to the value of the Shares, any other shares of Common Stock or any other securities (including options, warrants, rights or rights to acquire any shares of Common Stock or other securities) of the Company;

in each case, regardless of whether settled by delivery of any of the Shares, any other shares of Common Stock, any other securities (including options, warrants, rights or rights to acquire any shares of Common Stock or other securities) of the Company, in cash or otherwise.

(b) Each of the Principal Holders, NM and DM agrees that, during the Lock-Up Period and thereafter until the expiration of six (6) months after the later to occur of (i) the termination of the right to nominate a director under Section 4 or (ii) the cessation by the Board Nominee of his membership on the Board, without the prior approval of a majority of the members of the Board (other than the Board Nominee), it will not, and will not permit any of its controlled Affiliates or Related Parties to, directly or indirectly:

(i) initiate, make or participate in any way in any “solicitation” of “proxies” within the meaning of the Exchange Act (including solicitation of written consents) to vote (or give written consent with respect to) any equity or debt securities of the Company or any of its Subsidiaries or any loans, credit facilities or other debt instruments of the Company or any of its Subsidiaries;

(ii) advise or influence any Person (other than a Related Party) with respect to the voting (including execution or delivery of written consents) of any equity or debt securities of the Company or any of its Subsidiaries or any loans, credit facilities or other debt instruments of the Company or any of its Subsidiaries or to withhold votes or abstain from voting (including non-execution or non-delivery of written consents) of any equity or debt securities of the Company or any of its Subsidiaries or any loans, credit facilities or other debt instruments of the Company or any of its Subsidiaries;

(iii) take any action to change, control or influence the management (including the composition of the Board) or policies of the Company (except in connection with the exercise of the fiduciary duties of the Board Nominee if he is then serving as a member of the Board) or to obtain representation on the Board (except as contemplated under Section 4);

(iv) make any public announcement with respect to, submit a public proposal for or make any public offer (with or without conditions) as to any Extraordinary Transaction involving the Company, any of its Subsidiaries or any of its or their securities or assets;

(v) seek to take any action relating to, form, join, assist, encourage or participate in any way in a “group” within the meaning of Section 13(d)(3) of the Exchange Act in connection with, or directly or indirectly assist or encourage any other Person to take any action relating to any of the foregoing;

(vi) enter into or engage in any discussions, negotiations, understandings, arrangements or Contracts with any other Person regarding any of the foregoing; or

(vii) take or seek to take any action that would require the Company under applicable Laws, due to fiduciary duties, or otherwise to make any public announcement relating to any of the foregoing or any such Extraordinary Transaction.

The provisions of this Section 2.3(b) shall terminate upon termination of the CG Merger Agreement without the consummation of the Closing thereunder.

(c) Each of the Principal Holders, NM and DM agrees that, during the Lock-Up Period and thereafter until the expiration of six (6) months after the later to occur of (i) the termination of the right to nominate a director under Section 4 or (ii) the cessation by the Board Nominee of his membership on the Board, it will and will use reasonable efforts to cause all of its controlled Affiliates and Related Parties to promptly advise the Board of any inquiry, offer or proposal made to any of them of which it becomes aware with respect to any of the matters described in Section 2.3(b). The provisions of this Section 2.3(c) shall terminate upon termination of the CG Merger Agreement without the consummation of the Closing thereunder.

(d) The provisions of this Section 2.3 shall terminate in the event: (i) of a Change in Control (provided, however, that, for purposes of this Section 2.3(d) only, the percentage thresholds in clause (a) and (b) of the definition of Change in Control shall be 50% (and not 35%)); (ii) of the Bankruptcy of the Company or any of its Significant Subsidiaries; (iii) of a Company Default Event; or (iv) the Common Stock shall have become delisted from or suspended from trading on the New York Stock Exchange (other than in connection with the relisting of Common Stock on another national or international exchange).

(e) The provisions of Section 2.3(a) shall terminate in the event the Principal Holders, NM and DM, and their Related Parties shall have Transferred 90% of the Shares owned by them to Persons other than Related Parties, provided that such Transferors have otherwise complied in all material respects with their obligations under this Agreement.

2.4 Exceptions.

(a) Sections 2.3 shall not restrict any Transfer made in accordance with Section 2.2 or Section 3.2.

(b) Notwithstanding anything contained in Section 2.3(a) to the contrary:

(i) at any time on or after the six (6) month period following the Effective Time under the Seadrift Merger Agreement, NM, his Affiliates and Related Parties (the “NM Group”) will be permitted to sell Shares in transactions exempt from registration under the Securities Act under Rule 144 or otherwise or in a Public Offering; provided, however, that the aggregate number of Shares sold by the NM Group (including any Related Parties to whom any member of the NM Group has Transferred Shares) in any three (3) month period shall not exceed the aggregate number of Shares that the NM Group (including any Related Parties to whom any member of the NM Group has Transferred Shares) could sell during such period under clause (e)(1)(i) of Rule 144; and

(ii) at any time on or after the six (6) month period following the Effective Time under the Seadrift Merger Agreement, DM, his Affiliates and Related Parties (the “DM Group”) will be permitted to sell Shares in transactions exempt from registration under the Securities Act under Rule 144 or otherwise or in a Public Offering; provided, however, that the aggregate number of Shares sold by the DM Group (including any Related Parties to whom any member of the DM Group has Transferred Shares) in any three (3) month period shall not exceed the aggregate number of Shares that the DM Group (including any Related Parties to whom any member of the DM Group has Transferred Shares) could sell during such period under clause (e)(1)(i) of Rule 144.

(c) Notwithstanding anything contained in Section 2.1, 2.2 or 2.3 or this Section 2.4 to the contrary, no sale of Shares shall be made except to the extent it complies with applicable securities Laws and, if applicable to the seller, the Company’s Corporate Governance Guidelines, Supplemental Guidelines and Policies for Executive Officers and Directors, Securities Law and Insider Trading Compliance Procedure, and Code of Conduct and Ethics, as such Guidelines and Policies may be amended by the Board in good faith from time to time.

(d) Notwithstanding anything contained in Section 2.3 to the contrary, if the Company issues additional shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, each Holder subject thereto shall have the right to purchase, in connection with the offering thereof or thereafter in the open market, up to such additional number of shares of Common Stock or such securities so that such Holder’s relative percentage of Beneficial Ownership of Common Stock is the same, after giving effect to such purchase, as it was immediately prior to the issuance by the Company of the additional shares of Common Stock or such securities.

(e) Notwithstanding anything contained in Section 2.3 to the contrary, each Holder shall have the right to Transfer Shares (subject to compliance with the Securities Act and any other applicable securities Laws): (i) in connection with the consummation of, or otherwise pursuant to, a merger, tender offer, exchange offer or other Business Combination, so long as such transaction has been approved or recommended by the Board; (ii) if required pursuant to any Law or Order; or (iii) after expiration of the Lock-Up Period.

(f) Notwithstanding anything contained in Section 2.3 to the contrary, each of the Principal Holders, NM, DM and their Related Parties shall be permitted to (A) acquire or receive securities issued (i) in connection with a stock split, dividend, recapitalization, reclassification or similar transaction involving the Common Stock or (ii) as compensation for service as a member of the Board, (B) make any disclosure required by securities or similar disclosure Laws (such as forms, reports or schedules under Rule 144 or under Section 13 or 16 of the Exchange Act), upon the advice of counsel, and (C) vote (including by proxy) or act by consent with respect to (but only with respect to) its Shares or its other shares of Common Stock on any matter properly brought before stockholders of the Company for a vote or action by consent. Nothing contained in Section 2.3 shall restrict the Board Nominee from taking any action permitted to be taken by the Board Nominee solely in his capacity as a member of the Board.

2.5 Legends. The certificates representing Shares shall bear legends to the following effect:

“TRANSFER OF SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A REGISTRATION RIGHTS AND STOCKHOLDERS’ AGREEMENT, DATED AS OF [            ], 2010, WHICH CONTAINS ADDITIONAL PROVISIONS AFFECTING THE RIGHTS AND DUTIES OF THE HOLDER OF SUCH SHARES. A COPY OF THE STOCKHOLDERS’ AGREEMENT IS ON FILE AT THE OFFICE OF THE CORPORATION.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE OR FOREIGN SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, UNLESS (1) A REGISTRATION STATEMENT IS IN EFFECT WITH RESPECT THERETO OR (2) AN EXEMPTION THEREFROM IS AVAILABLE AND, IF REQUESTED BY THE CORPORATION, THE HOLDER DELIVERS TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT OR (3) SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

Any certificate issued upon a Transfer thereof or in exchange therefor shall, except as otherwise required to give effect to transactions permitted or required by this Agreement, bear substantially similar legends. The first legend referenced above shall be removed from certificates representing Shares upon termination of the applicability of Section 2.1 and Section 2.3 thereto. The second legend referenced above shall be removed from certificates representing Shares when such Shares cease to be Restricted Shares. For purposes of the foregoing, “Restricted Shares” means all Shares other than Shares (i) which have been sold in a Public Offering, (ii) with respect to which a sale has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act or (iii) with respect to which the Holder thereof shall have delivered to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company, to the effect that subsequent Transfers of such Shares may be effected without registration under the Securities Act and any other applicable foreign securities Laws. The Company shall make appropriate notation in its stock transfer records of the restrictions on Transfer provided for in this Agreement.

Section 3. Registration Rights

3.1 Certain Registrations.

(a) Subject to the terms and conditions hereof (including the restrictions set forth in Section 2.4(b)), within six (6) months following the Effective Time under the Seadrift Merger Agreement, the Company shall include the Shares owned by the Principal Holders, NM and DM, and their Related Parties in any then effective director and officer shelf registration statement and in any future effective director and officer shelf registration statement, provided the Board Nominee remains a director (each, “D&O Shelf Registration”), which the Company maintains for resales of Common Stock by its directors and officers, and such Shares shall be included on the same basis, and subject to the same restrictions (including restrictions on sales thereunder), as the Common Stock included therein held by officers and directors of the Company. The Company shall have no obligation to maintain the effectiveness of any D&O Shelf Registration.

(b) Subject to the terms and conditions hereof, the Company shall file with the Commission, no later than five (5) days after the Effective Time under the Seadrift Merger Agreement, a registration statement on Form S-3ASR (or Form S-3 or any other form for which the Company then qualifies) covering the resale of the Registrable Securities held by each Seadrift Class A Holder and Seadrift Class B Holder for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (together with any amendments and supplements thereto, and including any documents incorporated by reference therein, the “Seadrift Class A/B Shelf Registration Statement”) and shall use its reasonable best efforts to cause the Seadrift Class A/B Shelf Registration Statement to be declared effective under the Securities Act immediately upon the filing thereof (in the case of a registration statement on Form S-3ASR) or within thirty (30) days after filing (in the case of a registration statement on any other form), and keep the Seadrift Class A/B Shelf Registration Statement continuously effective, supplemented and amended as necessary to ensure that it is available for resales of Registrable Securities by each such Holder and ensure that it conforms with the requirements of this Agreement and the policies, rules and regulations of the Commission as announced from time to time, for a period of the lesser of six (6) months after such Effective Time or until such time as all of such Registrable Securities have been sold under the Seadrift Class A/B Registration Statement; provided, that if the Registrable Securities held by any CG Class A Holder or CG Class B Holder is also included in the Seadrift Class A/B Shelf Registration Statement, such time shall be extended for a period of the lesser of six (6) months after the later of the Effective Time under the Seadrift Merger Agreement or the Effective Time under the CG Merger Agreement or until such time as all of such Registrable Securities have been sold under the Seadrift Class A/B Registration Statement. In connection with sales under the Seadrift Class A/B Shelf Registration Statement:

(i) Each Seadrift Class A Holder agrees to use best efforts to limit sales under the Seadrift Class A/B Shelf Registration Statement to not more than 50,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) per week; and

(ii) Each Seadrift Class B Holder agrees to use best efforts to limit sales under the Seadrift Class A/B Shelf Registration Statement to not more than 125,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) per week.

(c) Subject to the terms and conditions hereof, unless their resale is covered by the Seadrift Class A/B Shelf Registration Statement, the Company shall file with the Commission, no later than five (5) days after the Effective Time under the CG Merger Agreement, a registration statement on Form S-3ASR (or Form S-3 or any other form for which the Company then qualifies) covering the resale of the Registrable Securities held by each CG Class A Holder and CG Class B Holder for offerings to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (together with any amendments and supplements thereto, and including any documents incorporated by reference therein, the “CG Class A/B Shelf Registration Statement”) and shall use its reasonable best efforts to cause the CG Class A/B Shelf Registration Statement to be declared effective under the Securities Act immediately upon the filing thereof (in the case of a registration statement on Form S-3ASR) or within thirty (30) days after filing (in the case of a registration statement on any other form), and keep the CG Class A/B Shelf Registration Statement continuously effective, supplemented and amended as necessary to ensure that it is available for resales of Registrable Securities by each such Holder and ensure that it conforms with the requirements of this Agreement and the policies, rules and regulations of the Commission as announced from time to time, for a period of the lesser of six (6) months after such Effective Time or such time as all of such Registrable Securities have been sold under the CG Class A/B Registration Statement. In connection with sales under the CG Class A/B Shelf Registration Statement (or, if covered thereby, the Seadrift Class A/B Shelf Registration Statement):

(i) each CG Class A Holder agrees to use best efforts to limit sales under the CG Class A/B Shelf Registration Statement (or the Seadrift Class A/B Shelf Registration Statement, if applicable) to not more than 50,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) per week; and

(ii) each CG Class B Holder agrees to use best efforts to limit sales under the CG Class A/B Shelf Registration Statement (or the Seadrift Class A/B Shelf Registration Statement, if applicable) to not more than 125,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) per week.

3.2 Demand Registration.

(a) If at any time and from time to time after sixty (60) days prior to the expiration of the Lock-Up Period, Holders holding at least a majority of the Registrable Securities then outstanding (the “Majority Holders”), make a written demand for a Public Offering in order to sell all or part of the Majority Holders’ Registrable Securities then outstanding (a “Demand”), the Company shall (i) within ten (10) days after the date such Demand is given, give notice thereof (the “Demand Notice”) to all Holders other than the Majority Holders and (ii) use its reasonable best efforts to register on Form S-3ASR (or Form S-3 or any other form for which the Company then qualifies), as soon as practicable (but in any event within seventy five (75) days after the Demand is given by the Majority Holders; provided, that such seventy five (75) day period may be extended to the extent necessary to comply with any financial statement filing requirements resulting from an acquisition by the Company), the Registrable Securities requested to be included in such registration by the Majority Holders and any additional Registrable Securities requested to be included in such registration by any other Holder, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given to such Holder, and in each case, subject to the limitations of Section 3.2(b). If so specified in the notice of Demand from the Majority Holders, such Public Offering shall be effected on a firm commitment underwritten basis. Notwithstanding the foregoing, the Company shall not be obligated to (A) effect a Public Offering with respect to fewer than six million (6,000,000) Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), unless the value of the Shares that is proposed to be sold in such Public Offering is greater than fifty million dollars ($50,000,000) (using the closing price of the Common Stock on the last trading day prior to the date of the Demand), (B) effect more than four (4) Public Offerings under this Section 3.2(a) in total (of which no more than two (2) of such Public Offerings may be Underwritten Offerings), or (C) effect more than one (1) Public Offering within any consecutive twelve (12) month period. If the Company undertakes a road show with respect to an Underwritten Offering or a registration for an Underwritten Offering pursuant to this Section 3.2(a) becomes effective or is terminated or abandoned at the request of the selling Holders (for any reason other than (i) failure of the Company to pursue such registration as required hereby or (ii) material adverse developments relating to the Company that make it inadvisable, in the reasonable opinion of the selling Holders, to proceed therewith) after the Registration Statement related thereto has been filed with the Commission, the Company’s obligation to comply with such a Demand shall be deemed to have been satisfied, regardless of whether any related offer or sale is completed. The Company and each Holder participating in any Underwritten Offering shall enter into an underwriting agreement in customary form with the Underwriters selected for such underwriting (subject to Section 3.4(a)(vi)). The Underwriters in any Underwritten Offering pursuant to a Demand for an Underwritten Offering shall be mutually determined by the Company and the Majority Holders.

(b) In the event that the managing Underwriters of any Underwritten Offering contemplated by Section 3.2(a) inform the Company in writing that the dollar amount or number of Registrable Securities that have been requested to be sold in such Underwritten Offering exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such offering: (i) first, the Registrable Securities as to which the Underwritten Offering has been requested by the Majority Holders that can be sold without exceeding the Maximum Number of Shares, allocated Pro Rata among the Majority Holders; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities requested to be sold in such Underwritten Offering by the Holders other than the Majority Holders that can be sold without exceeding the Maximum Number of Shares, allocated Pro Rata among the Holders other than the Majority Holders participating in such Underwritten Offering; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), equity securities proposed to be sold by the Company for its own account and the equity securities of any other stockholder who has the right and who has requested to have equity securities included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Shares.

(c) Notwithstanding anything contained herein to the contrary, the Company shall be entitled to postpone for a reasonable period of time (not to exceed ninety (90) days) the filing or effectiveness of, or suspend for a reasonable period of time (not to exceed ninety (90) days) the rights of the selling Holders to make offers or sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it hereunder if there has been a determination by the Board that filing, amending or supplementing, or making offers or sales pursuant to, such Registration Statement would have a material adverse effect on (i) any proposal or plan by the Company or any of its Subsidiaries to engage in any financing, acquisition, divestiture, joint venture, merger, consolidation, tender offer or other significant transaction or (ii) the pursuit or defense of any material third party Claim, and the Company advises the selling Holders of such postponement or suspension; provided, however, that the Company shall have the right to so postpone only one (1) time during any period of twelve (12) consecutive months. If so advised, the selling Holders shall comply therewith and, if in connection with such advice, the selling Holders receive material non-public information from the Company, they shall keep such information confidential and shall not effect (or allow others for whom they could reasonably be expected to have responsibility to effect) transactions in securities of the Company until such information becomes public or, if sooner, the expiration of such ninety (90) day period. The Company shall extend the period during which such registration shall be kept effective as provided in Section 3.2(a) by a number of days equal to the number of days in the period commencing on and including the date of suspension of the rights of the selling Holders to make sales pursuant to such registration and ending on the date sales can recommence.

(d) Notwithstanding anything contained herein to the contrary, (i) the Company shall not be obligated to effect any registration pursuant to Section 3.2(a) during the period starting with the date that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date that is ninety (90) days after the effective date of, any other registration statement filed or to be filed by the Company (other than a registration of securities on, or which could otherwise be done in its entirety on, Form S-8 or any successor form of limited purpose); provided, that the Company uses reasonable best efforts to cause such Registration Statement to become effective and that the Company may only exercise its rights under this Section 3.2(d) once in any twelve (12) month period and (ii) unless participating in such other registration, the Principal Holders, NM and DM and their Transferees who hold Registrable Securities shall agree to be bound by and subject to any “market stand off,” “lockup” or similar arrangement which may be requested by the underwriters of any securities of the Company and which the Company’s officers and directors, and stockholders entitled to registration rights that hold (directly or indirectly) at least 1% of the Company’s outstanding Common Stock (a “Significant Stockholder”), are also so subject; provided, that in no event shall any such “market stand off,” “lockup” or similar arrangement commence earlier than seven days prior to, or extend later than ninety (90) days following, the effective date of such registration; and provided, further, that no director, officer or Significant Stockholder shall be released from any such “market stand off,” “lockup” or similar arrangement unless the Principal Holders, NM and DM and their transferees are also simultaneously released therefrom to the same extent.

3.3 Piggy-Back Offerings.

(a) Subject to the other terms and conditions hereof (including the restrictions in Section 2.4(b)), at any time and from time to time after the Effective Time under the Seadrift Merger Agreement, if the Company proposes to register shares of Common Stock under the Securities Act in connection with a Public Offering (excluding registrations in connection with a compensation arrangement, employee benefit plan or equity incentive plan of any kind (including resale registrations of securities issued thereunder or in connection therewith), an exchange or tender offer of any kind or an acquisition or divestiture of any kind by the Company or its

Subsidiaries of a business, product line, company or assets) for sale for its own account or for the account of any other stockholder of the Company, each such time it will give written notice to each Holder of Registrable Securities of its intention to do so at least 20 days prior to the anticipated filing date of the related registration statement. The Company shall include in such registration all of the Registrable Securities held by each Holder from whom the Company has received a written request for inclusion therein (subject to the limitations contained in Section 2.4(b), to the extent applicable to such Holders) within ten (10) days after the receipt by such Holders of such written notice (the “Piggy-Back Shares”), to the extent required to permit the disposition of the Piggy-Back Shares to the public. Each such request by a Holder shall specify the number of Registrable Securities proposed to be registered. The failure of any Holder to respond within such ten (10) day period shall be deemed to be a waiver of such Holder’s rights under this Section 3.3(a) with respect to such registration. The Company will use its reasonable best efforts to include in such Public Offering all Registrable Securities which the Company has been so requested to include by the Holders, subject to Section 3.3(b); provided, that, if, at any time after giving written notice of its intention to effect such a Public Offering and prior to the effective date of such registration, the Company shall determine for any reason not to proceed with such Public Offering or to delay such Public Offering, the Company shall give written notice of such determination to each Holder, and, thereupon: (i) in the case of a determination not to proceed, shall not be obligated to include any of the Registrable Securities in, and proceed with, such Public Offering, and (ii) in the case of a determination to delay such Public Offering, shall delay including any of the Registrable Securities for the same period as the delay in proceeding with such Public Offering.

(b) In the event that the Public Offering contemplated by Section 3.3(a) is an Underwritten Offering and the managing Underwriters of such Underwritten Offering inform the Company in writing that the dollar amount or number of Shares that have been requested to be sold in such Underwritten Offering exceeds the Maximum Number of Shares, then the Company shall include in such offering:

(i) in the event such Underwritten Offering was proposed by the Company to sell its equity securities for its own account: (A) first, equity securities proposed to be sold by the Company for its own account, (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), Piggy-Back Shares which the Holders have requested be included in such Underwritten Offering allocated Pro Rata among such Holders, and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (B), the equity securities of any other stockholder who has the right and who has requested to have equity securities included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Shares, allocated Pro Rata among each such other participating stockholder; and

(ii) in the event such Underwritten Offering was proposed by another stockholder who has the right to request an Underwritten Offering: (A) first, equity securities of such stockholder, (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), equity securities proposed to be sold by the Company for its own account, (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), Piggy-Back Shares which the Holders have requested be included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Shares, allocated Pro Rata among such Holders, and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (C), the equity securities of any other stockholder who has the right and who has requested to have equity securities included in such Underwritten Offering that can be sold without exceeding the Maximum Number of Shares, allocated Pro Rata among each such other participating stockholder.

Each Holder with Registrable Securities to be distributed by such Underwriters shall, subject to Section 3.4(a)(vi), be a party to the underwriting agreement between the Company and such Underwriters and any necessary or appropriate custody agreements, shall execute appropriate powers of attorney, and shall take all such actions as are reasonably requested by the managing Underwriters in order to expedite or facilitate the registration or the disposition of its Company Stock.

3.4 Registration Procedures.

(a) In connection with the registration of Company Stock pursuant to Section 3, the Company shall (subject to Sections 3.2(b) and 3.3(b)) use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection therewith:

(i) The Company shall prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder whose Registrable Securities are included in such registration refrains, at the request of an Underwriter, from selling any securities included in such registration.

(ii) The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to each Holder whose Registrable Securities are included in such registration, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as are included in such registration as legal counsel for such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(iii) After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify each Holder whose Registrable Securities are included in such Registration Statement of such filing, and shall further notify each such Holder promptly in writing in all events within two (2) business days of the occurrence of any of the following: (A) when such Registration Statement becomes effective; (B) when any post-effective amendment to such Registration Statement becomes effective; (C) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (D) any request by the Commission for (1) any amendment or supplement to such Registration Statement or any prospectus relating thereto or (2) additional information of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall promptly make available to each Holder whose Registrable Securities are included in such Registration Statement any such supplement or amendment.

(iv) Before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder whose Registrable Securities are included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holder and their legal counsel with a reasonable opportunity to review such documents and comment thereon.

(v) The Company shall use its reasonable best efforts to (A) register or qualify the Registrable Securities under such securities or “blue sky” Laws of such jurisdictions (domestic or foreign) as the Holders whose Registrable Securities are included in such Registration Statement (in light of the intended plan of distribution) may reasonably request and (B) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entity as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable such Holders to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction or take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

(vi) The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. No Holder whose Registrable Securities are included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to such Holder’s Common Stock, lack of conflict of such sale with such Holder’s material agreements and organizational documents, with respect to written information relating to such Holder that it has furnished in writing expressly for inclusion in such Registration Statement, and any other customary representations or warranties requested by the Underwriter(s) selected for such underwriting.

(vii) The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and other appropriate officers and members of the management of the Company shall cooperate reasonably in any offering of Registrable Securities hereunder, which cooperation shall include (A) the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, (B) participation in meetings with

Underwriter(s), prospective purchasers, attorneys, accountants and the Holders whose Registrable Securities are included in such registration, including participation in customary road shows, investor conferences and other similar presentations and (C) facilitating the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restricted legends.

(viii) The Company shall make reasonably available for inspection by the Holders whose Registrable Securities are included in such Registration Statement, any Underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by such Holders or any Underwriter, all information reasonably requested by any Holder whose Registrable Securities are included in such Registration Statement or any Underwriter, and cause the Company’s officers, directors and employees to supply all information so requested by any of them in connection with such Registration Statement.

(ix) The Company shall furnish to each Holder whose Registrable Securities are included in any Registration Statement a signed counterpart, addressed to such Holder, of (A) any opinion of counsel to the Company delivered to any Underwriter and (B) any comfort letter from the Company’s independent registered public accountants delivered to any Underwriter, to the extent permitted by the professional standards governing the accounting profession at the time.

(x) The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning as soon as practicable (and in any event within three (3) months after the effective date of the Registration Statement), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xi) The Company shall use its best efforts to cause all Holders’ Registrable Securities included in any registration to be listed (or continue to be listed) on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

(xii) If any such Registration Statement or comparable filing refers to any Holder by name and if such Holder, in its sole and exclusive judgment, is or might be deemed to be an underwriter or a controlling Person of the Company, such Holder shall have the right to require (A) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such shares of Company Stock is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby, and that such holding does not imply that such Holder shall assist in meeting any future financial requirements of the Company, or (B) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in force, the deletion of the reference to such Holder.

(b) The Company shall bear all costs and expenses incurred in connection with any registration pursuant to Section 3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” Laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.4(a)(xi); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent registered public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.4(a)(ix); (g) the fees and expenses of any special experts retained by the Company in connection with such registration; (viii) the reasonable fees and expenses of legal counsel (one firm) selected by Majority Holders; and (ix) fees and expenses incurred by the Company or by any Underwriter(s) if and to the extent that any Holder would otherwise be responsible therefor in connection with the marketing and disposition of Registrable Securities in an Underwritten Offering in the manner reasonably requested by the Underwriters for such Underwritten Offering, including through the use of customary road shows, investor conferences and other similar presentations in accordance with Section 3.4(a)(vii). All Selling Expenses relating to Registrable Securities registered pursuant to Section 3 shall be borne and paid by the Holder’s Pro Rata on the basis of the number of Registrable Securities registered on their behalf.

(c) Each Holder shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement pursuant to Section 3, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with the Company’s obligation to comply with federal and applicable state securities Laws. At least ten (10) business days prior to the first anticipated filing date of any such Registration Statement, the Company shall notify each Holder of the information the Company requires from such Holder and each such Holder shall provide such information to the Company at least four (4) business days prior to such first anticipated filing date of such Registration Statement. The Company shall have the right to exclude any Holder that does not comply with the Company’s request for information pursuant to this Section 3.4(c) from the requisite Registration Statement and to preclude such Holder from selling Registrable Securities thereunder.

3.5 Rule 144. So long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will take reasonable efforts to file on a timely basis any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information) and it will take such further action so as to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with Rule 144.

3.6 Indemnification.

(a) The Company will indemnify and hold harmless each selling Holder, each “affiliate” (for purposes of this Section 3.6, within the meaning of the Securities Act or the Exchange Act) of such Holder, each of their respective directors, officers, employees and general partners (and the directors, officers, employees and general partners thereof) and each “controlling person” (for purposes of this Section 3.6, within the meaning of the Securities Act or the Exchange Act) thereof (collectively, the “Seller Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which such Seller Indemnified Party may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Seller Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement, any preliminary, final or summary prospectus, any amendment or supplement thereto, or any document incorporated therein by reference, prepared, filed, published, delivered or furnished by the Company in connection with the transactions contemplated by this Section 3 or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse such Seller Indemnified Party for any and all legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable to any Seller Indemnified Party in any such case to the extent that any such loss, claim, damage, liability, action, proceeding or expense (A) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made in any such registration statement, in any such preliminary, final or summary prospectus, in any such amendment or supplement, or in any such document incorporated by reference, in reliance upon and in conformity with written information with respect to such Seller Indemnified Party furnished to the Company by such Seller Indemnified Party expressly for use in the preparation thereof or (B) relates to any preliminary prospectus, final prospectus or final prospectus as amended or supplemented, as the case may be, and results from the fact that such Seller Indemnified Party sold such securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously timely furnished a reasonable number of copies thereof to such Seller Indemnified Party or the underwriters, brokers or dealers through whom such sale was made. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller Indemnified Party and shall survive the Transfer of Shares by a Holder.

(b) Each selling Holder will indemnify and hold harmless the Company and each other selling Person under such Registration Statement, each affiliate of the Company and such other selling Person, each of their respective directors, officers, employees and general partners (and the directors, officers, employees and general partners thereof) and each controlling person thereof (collectively, the “Company Indemnified Parties”) against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, the Exchange Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Company Indemnified Party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission described in clause (A) of Section 3.6(a) or any circumstance described in clause (B) of Section 3.6(a). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the Transfer of Shares by a Holder. The liability of any Holder for any indemnification under this Section 3.6(b) shall not exceed an amount equal to the net proceeds received by such Holder in connection with the sale of the relevant Registrable Securities.

(c) Promptly after receipt by an Indemnified Party of written notice of the commencement of any Claim or Proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.6, such Indemnified Party will give written notice to the indemnifying Person thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying Person of its obligations under Section 3.6(a) or 3.6(b), except to the extent that the indemnifying party is actually prejudiced by such failure. In case any Proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between the Indemnified Party and indemnifying Person may exist in respect of the claim to which such Proceeding relates and separate counsel is not employed as described below, the indemnifying Person will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying Person, to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying Person to such Indemnified Party of its election so to assume the defense thereof, the indemnifying Person will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such Indemnified Party and the indemnifying Person, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying Person to represent or defend such Indemnified Party in such Proceeding, it being understood, however, that the indemnifying Person shall not be liable for the reasonable fees and expenses of more than one (1) separate firm of attorneys at any time for all such Indemnified Parties (and not more than one (1) separate firm of local counsel at any time for all such Indemnified Parties) in such Proceeding. No indemnifying Person will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Parties of a release from all liability in respect of such Claim or Proceeding. An indemnifying Person shall not be liable for any settlement of any Proceeding or Claim effected without its prior written consent, which shall not be unreasonably withheld.

(d) If recovery is not available under the indemnification provisions of this Section 3.6 for any reason other than as expressly specified herein, the Persons entitled to indemnification by the terms hereof shall be entitled to contribution as to all losses, claims, damages, liabilities and expenses specified in such indemnification provisions except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the relative benefits received by each Person from the sale of the relevant securities (taking into account the portion of the proceeds realized by each), their relative fault in connection with the statements, omissions or circumstances which resulted in losses, claims, damages, expenses or liabilities, including their knowledge and access to information concerning the matter with respect to which the Claim was asserted and the opportunity to correct and prevent any misstatement, omission or circumstance, and any other equitable considerations appropriate under the circumstances. The liability of any Holder for any contribution under this Section 3.6(d) shall not exceed an amount equal to the net proceeds received by such Holder in connection with the sale of the relevant Registrable Securities.

(e) The obligations of the parties under this Section 3.6 shall be in addition to any liability which any party may otherwise have to any other party. If the underwriting agreement relating to any Public Offering covered by this Section 3 provides for indemnification and contribution of the type described in this Section 3.6, then such provisions shall supersede and replace this Section 3.6 (other than this Section 3.6(e)) insofar as it specifically provides for indemnification or contribution between the same Persons with respect to such Public Offering. An underwriting agreement which primarily provides for indemnification and contribution by selling securityholders and the Company, on the one hand, and underwriters, on the other hand (but not between the Company, on the one hand, and securityholders, on the other hand), shall not supersede or replace this Section 3.6.

3.7 Termination of Registration Rights. The provisions of Section 3 (other than Section 3.6) shall terminate on the earlier of (a) the date that the Holders no longer Beneficially own any Registrable Securities and (b) the consummation of a Change in Control unless the Company (or any successor thereof as a result of the Change in Control) is a reporting Company under the Exchange Act.

3.8 Amendment of Registration Rights. The provisions of this Section 3 may be amended, modified or waived by an instrument in writing executed by the Company and the Majority Holders, and any such amendment, modification or waiver shall bind all Holders.

Section 4. Board Rights

4.1 Board Nomination Right.

(a) Promptly after the occurrence of the Effective Time under both the Seadrift Merger Agreement and the CG Merger Agreement, upon written request of the Nominators to the Company, the Company shall, if the Principal Holders, NM and DM, and their Related Parties, hold and own, of record and Beneficially, in the aggregate at least 12,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) at the time of such request, take or cause to be taken any and all such actions so that the size of the Board is increased by one (1) director and NM is elected by the Board as a member of the Board. If NM (or a then prior designee described below in this sentence) ceases to be a member of the Board, and as long as the Principal Holders, NM and DM, and their Related Parties, shall have continuously held and owned, of record and Beneficially, in the aggregate at least 12,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) from the date of the first election of a Board Nominee through the date of such request, the Nominators shall have the right, by written request of the Nominators to the Company, to nominate another designee reasonably acceptable to the Board to become a member of the Board; provided, that no such designee need be elected to the Board unless at least three (3) years have past since NM (or such then prior designee) was elected to the Board; provided, further, that notwithstanding that three (3) years shall not have past, if NM (or such then prior designee) has ceased to be a member of the Board due to death, disability or retirement at or after the age of 74, then the Nominators shall have the right to nominate a replacement designee reasonably acceptable to the Board to become a member of the Board (NM or any such designee, the “Board Nominee”). If such a nomination is made, the Company shall take or cause to be taken any and all such actions so that such designee is elected by the Board as a member of the Board.

(b) If the Board Nominee shall have been elected as a member of the Board pursuant to Section 4.1(a), and as long as the Principal Holders, NM and DM, and their Related Parties, shall have continuously held and owned, of record and Beneficially, in the aggregate at least 12,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) from the date of such election through the December 31 immediately preceding each meeting of stockholders of the Company at which directors are to be re-elected, then the Company shall take or cause to be taken any and all such actions (including nominating for election, recommending for election, soliciting proxies (and, if applicable written consents) for election) so that the Board Nominee is nominated and recommended for re-election to the Board at each such meeting, in the same manner and to the same extent that such action is taken in respect of the other nominees of the Board. Such right shall terminate immediately at such time as the Principal Holders, NM and DM, and their Related Parties, cease for any reason to hold and own, of record and Beneficially, in the aggregate at least 12,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). Upon and at any time following termination of such right, the Company may in its sole discretion cease taking any and all such actions, the Board may in its sole discretion withdraw any nomination or recommendation for re-election previously made and the Board Nominee may resign from the Board.

(c) Notwithstanding anything contained herein to the contrary, (i) the Board Nominee shall not be required to be elected, or nominated or recommended for re-election, to the Board unless such Board Nominee meets the requirements for an “independent director” under the listing rules of the New York Stock Exchange or any other principal exchange or market on which Common Stock is then listed, satisfies the requirements set forth in the Company’s Corporate Governance Guidelines and Nominating and Governance Committee Charter as reasonably determined by the Nominating and Governance Committee of the Board, is not prohibited from serving as a director of the Company under Section 8 of the Clayton Antitrust Act or any other applicable Law and is not affiliated or associated with or related to (A) a material competitor of the Company and its Subsidiaries (taken as a whole) or (B) a customer, supplier or other supply chain participant of the Company and its Subsidiaries (taken as a whole) where membership of a Board Nominee on the Board could reasonably be expected, in the reasonable judgment of the Board, to result in a material burden or disadvantage to the Company and its Subsidiaries (taken as a whole) and (ii) the Board Nominee shall resign from the Board upon request by the Board if (A) the Board Nominee fails at any time to satisfy the criteria set forth in the preceding sentence or cause for his removal exists as contemplated by the certificate of incorporation of the Company or (B) the Principal Holders, NM and DM, and their Related Parties, cease at any time for any reason to hold and own, of record and Beneficially, in the aggregate at least 12,000,000 Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof). Such a request by the Board may be made at any time after the occurrence of an event described in clause (ii) of the preceding sentence. Nothing herein shall excuse the Board Nominee from tendering his resignation from the Board or restrict the Board from accepting any such resignation when and as provided in the Company’s Corporate Governance Guidelines.

(d) The Board Nominee, for so long as he serves as a member of the Board and for three (3) years thereafter, shall keep all Information of the Company, its Subsidiaries and its and their Representatives confidential and not disclose or use any of such Information except in connection with performing his duties as a member of the Board. At any time after he ceases to be a member of the Board for any reason, upon written notice from the Company, the Board Nominee shall, at his election, either (i) promptly destroy at his expense all of such Information (in any form other than oral) in his possession (including all copies) and confirm such destruction to the Company in writing or (ii) promptly deliver to the Company at his expense all of such Information (in any form other than oral) in his possession (including all copies). All of such Information in oral form will continue to be subject to this Section 4.1(d). If the Board Nominee becomes required by Law to disclose any of such Information, the Board Nominee will, to the extent permitted by applicable Law, as promptly as possible give written notice to that effect to the Company. The Company, in its sole discretion, shall be entitled to seek a protective order or other appropriate remedy. If the Company seeks such an order or remedy, the Board Nominee will, upon request, use all reasonable efforts to fully cooperate with the Company at its expense. Regardless of whether such protective order or other remedy is obtained, the Board Nominee will furnish only that portion of such Information which he is legally required to furnish. If such a protective order or remedy is not obtained, the Board Nominee will exercise reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such Information. If such a protective order or other remedy is obtained, the Board Nominee will exercise reasonable efforts to obtain reliable assurance that such Information is furnished in accordance with and subject to such protective order or remedy. To the extent that the Board Nominee furnishes Information in accordance with this Section 4.1(d), such furnishing will not constitute a breach of this Section 4.1(d).

(e) The Board Nominee, for so long as he serves as a member of the Board, shall be entitled to the same rights, privileges and compensation as the other members of the Board in their capacity as such, including with respect to indemnfication, insurance coverage and reimbursement for meeting participation and related expenses.

(f) The Board Nominee and the Nominators shall provide prompt written notice at such time as any event occurs of which they are aware that would reasonably be expected to terminate the obligation of the Company to nominate or renominate the Board Nominee (including the Board Nominee’s failure to meet the qualifications set forth in Section 4.1(c)).

(g) The obligations of the Company under this Section 4 shall terminate upon the consummation of a Change in Control; provided, however, that, for purposes of this Section 4 only, the percentage thresholds in clause (a) and (b) of the definition of Change in Control shall be 67% (and not 35%).

(h) Notwithstanding anything contained herein to the contrary, neither the Company nor the Board shall have any obligations under this Section 4.1 if any Person shall have breached his obligations under Section 2 in any material respect and, if such a breach shall have occurred, the Board Nominee shall be deemed to have tendered his resignation as a member of the Board to the Board, which it may accept at any time.

(i) The Company represents that it is not aware of any reason why the Board Nominee would not meet the qualifications set forth in Section 4.1(c).

Section 5. Termination

5.1 Termination. This Agreement shall terminate by mutual written consent of the parties (including Persons who have become Holders but excluding Persons who have ceased to be Holders and to have any other rights and obligations under this Agreement).

Section 6. Miscellaneous

6.1 Notice. All notices, demands and other communications required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by an nationally recognized courier service, by registered or certified mail, return receipt requested, postage prepaid, or by facsimile and shall be addressed as follows:

When the Company is the intended recipient:

GrafTech International Ltd.

12900 Snow Road

Parma, Ohio 44130

Attention: General Counsel

Facsimile: (216) 676-2526

With a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP

400 Atlantic Street

Stamford, Connecticut 06901

Attention: M. Ridgway Barker

Facsimile: (203) 327-2669

When any Holder is the intended recipient, to such Holder’s address on Schedule A with a copy (which shall not constitute notice) to:

McDermott, Will & Emery LLP

340 Madison Avenue

New York, New York 10173

Attention: C. David Goldman, Esq.

Facsimile: (212) 547-5444

A party may designate a new address to which notices or demands required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other parties. Each notice or demand transmitted in the manner described in this Section 6.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been: (a) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery), the receipt of the courier service (if transmitted by courier service), or the answer back or call back (if transmitted by facsimile); or (b) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

6.2 Certain Expenses. Except as otherwise provided in this Agreement, each party agrees to pay all expenses, fees and costs (including legal, accounting and consulting expenses) incurred by it, its Affiliates and its Related Parties in connection with this Agreement and the transactions contemplated hereby.

6.3 Interpretation. All parties have participated substantially in the negotiation and drafting of this Agreement and no ambiguity herein shall be construed against the draftsman. The headings set forth herein have been inserted for convenience of reference only, shall not be considered a part hereof and shall not limit, modify or affect in any way the meaning or interpretation hereof.

6.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

6.5 Amendments; Waiver.

(a) This Agreement may be amended, modified or waived only by an instrument in writing executed by all of the parties (including Persons who have become Holders but excluding Persons who have ceased to be Holders and to have any other rights and obligations under this Agreement in accordance with Section 2), or their respective successors or assigns; provided that an executed instrument in writing by the Majority Holders (calculated based on the number of Registrable Securities beneficially held) shall bind all of Holders for purposes of this Section 6.5; and provided further that Holders of Registrable Securities immediately after the Effective Time not party to this Agreement as of the date hereof may execute counterparts to this Agreement without the consent or additional signatures of Holders party hereto, and upon the Company’s receipt of such additional Holder’s executed signature pages hereto, such additional Holders shall be deemed to be a party hereto and such additional signature pages shall be a part of this Agreement.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Laws.

6.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

6.7 Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties any rights or remedies. No Person other than the parties (which includes Persons who become Holders as provided in Section 2.2) and the Indemnified Parties shall be, or be deemed to be, a third party beneficiary or otherwise have any rights under this Agreement.

6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

6.9 Successors’ Assignment. Except as otherwise provided in the definition of “Company” this Agreement shall bind the parties and their successors and assigns and inure to the benefit of the parties and their permitted assigns. Neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent of the other parties. Any purported assignment or delegation in violation of this Agreement shall be void. Notwithstanding the foregoing, any Holder may assign all or any portion of its registration rights under this Agreement to (a) any Transferee of Registrable Securities owned by such Holder who is a Related Party of such Holder and (b) to any other Transferee of at least 1,500,000 Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) owned by such Holder, in each case so long as such Transfer is effected in accordance with Section 2 and such Transferee becomes a “Holder” in accordance with Section 2.

6.10 Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any federal court within the District of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or any federal court within the District of Delaware. Any judgment from any such court described above may, however, be enforced by any party in any other court in any other jurisdiction.

6.11 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.11.

6.12 Injunctive Relief. Each of the parties agrees, on behalf of itself, its Affiliates and its Related Parties, that money damages for a breach hereof by it or them is unlikely to be calculable, that such a breach is likely to cause irreparable harm to the aggrieved Person and that remedies at Law are likely to be inadequate to protect the aggrieved Person against any actual or threatened breach hereof. Accordingly, each of the parties agrees, on behalf of itself, its Affiliates and its Related Parties, that the other parties may seek injunctive relief in favor of the aggrieved Person in the event of any such breach or threatened breach, without proof of actual damages and without the requirement of posting bond or other security. Such relief shall not be the exclusive remedy for a breach or threatened breach hereof, but shall be in addition to all other rights and remedies available at Law, in equity or otherwise to the aggrieved Person.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Registration Rights and Stockholders’ Agreement as of the date first written above.

GRAFTECH INTERNATIONAL LTD.

By:
Name:
Title:

SEADRIFT COKE, LLC

By:
Name:
Title:

THE REBECCA AND NATHAN MILIKOWSKY FAMILY FOUNDATION

By:
Name:
Title:

DANIEL AND SHARON MILIKOWSKY FAMILY FOUNDATION, INC.

By:
Name:
Title:

NMCG HOLDINGS, LLC

By:
Name:
Title:

NMSD LLC

By:
Name:
Title:

Nathan Milikowsky

Daniel Milikowsky

[ALL OTHER RECIPIENTS OF SHARES UNDER THE SEADRIFT MERGER AGREEMENT AND/OR THE CG MERGER AGREEMENT, WHICH SIGNATURE PAGE MAY BE INCLUDED IN THE LETTER OF TRANSMITTAL]